United States

Securities and Exchange Commission
Washington, D.C. 20579

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2017

(Date of earliest event reported)

Littelfuse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Adoption of the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan

At the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) held on April 28, 2017, the stockholders of Littelfuse, Inc. (the “Company”) approved the Amended and Restated Littelfuse Inc. Long-Term Incentive Plan (the “Amended and Restated LTIP”). The Amended and Restated LTIP amended the plan to increase the number of shares authorized for issuance under the plan, and to make certain other changes to the plan. The Amended and Restated LTIP became effective immediately upon stockholder approval. A summary of the material terms of the Amended and Restated LTIP is set forth in the Company’s definitive proxy statement relating to the 2017 Annual Meeting that was filed with the Securities and Exchange Commission (“SEC”) on March 16, 2017 (the “Proxy Statement”) and the supplemental proxy materials filed with the SEC on March 24, 2017, which summary is incorporated by reference herein. The summary is qualified in its entirety by reference to a copy of the Amended and Restated LTIP which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

New Form Award Agreements

Following the Annual Meeting, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved awards of restricted stock units and stock options under the Amended and Restated LTIP to certain executive officers of the Company. The awards were made pursuant to new form award agreements (the “2017 Award Agreements”) approved by the Compensation Committee for executive-level employees.

The 2017 Award Agreements include retirement provisions that differ from previous form award agreements. The 2017 restricted stock unit award agreement and 2017 stock option award agreement provide that (1) the definition of eligible retirement is age 55 plus 10 years of service, instead of age 62 plus 5 years of service, and (2) upon eligible retirement, the awarded stock options and restricted stock units become immediately vested.

The 2017 Award Agreements set forth the terms and conditions of the awards, including but not limited to vesting, settlement, rights to dividends, voting, transfer restrictions and forfeiture, and other than the retirement provisions described above, they are substantially similar to the form award agreements attached to the Quarterly Report on Form 10-Q filed with the SEC on May 6, 2016, as Exhibits 10.5 and 10.3, respectively.

Copies of the form 2017 restricted stock unit award agreement and the form 2017 stock option award agreement for executive-level employees are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. This summary of the 2017 Award Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2017 Award Agreements.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2017, the Company held its 2017 Annual Meeting of Stockholders. A quorum was present at the meeting as required by the Company’s Bylaws. The results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.

Proposal 1: Election of Directors

The eight director nominees were elected to serve as directors until the 2018 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, by the votes set forth below.

Nominee	For	Against	Abstain	Broker Non-Votes
Tzau-Jin Chung	21,021,300	154,743	12,330	738,128
Cary T. Fu	21,127,049	48,925	12,399	738,128
Anthony Grillo	20,277,409	898,636	12,328	738,128
David W. Heinzmann	20,763,097	413,118	12,158	738,128
Gordon Hunter	20,615,037	561,107	12,229	738,128
John E. Major	19,211,132	1,964,649	12,592	738,128
William P. Noglows	21,021,863	154,024	12,486	738,128
Ronald L. Schubel	20,698,941	477,001	12,431	738,128

Proposal 2: Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers, by the votes set forth below.

For	Against	Abstain	Broker Non-Votes
20,141,551	1,038,816	8,006	738,128

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Compensation of Named Executive Officers

The stockholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held every year, by the votes set forth below.

1-Year	2-Years	3-Years	Abstain	Broker Non-Votes
18,199,927	5,303	2,979,156	3,987	738,128

In accordance with the wishes of its stockholders, the Company will hold a vote on the compensation of its named executive officers every year.

Proposal 4: Approval of the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan

 The stockholders approved the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan, by the votes set forth below.

For	Against	Abstain	Broker Non-Votes
20,415,415	765,875	7,083	738,128

Proposal 5: Approval and Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Auditors

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017 was approved and ratified, by the votes set forth below.

For	Against	Abstain
21,869,992	50,888	5,621

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan
10.2	Form of 2017 Executive Restricted Stock Unit Award Agreement
10.3	Form of 2017 Executive Stock Option Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTELFUSE, INC.

Date: May 1, 2017	By: /s/ Ryan K. Stafford
Ryan K. Stafford Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan
10.2	Form of 2017 Restricted Stock Unit Award Agreement
10.3	Form of 2017 Stock Option Award Agreement